                                                                    EXHIBIT 99.1

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of August 26, 1999, by and between CyberGuard Corporation, a Florida corporation (the "Company"), and Fernwood Partners II, LLC, a Delaware limited liability company ("Lender").

1.   Loan and Use of Proceeds

     Subject to and upon the terms and conditions herein set forth, the Lender agrees to loan to the Company the aggregate principal amount of $3,699,484.38 (the "Loan"). The Company's obligation to pay the principal of, and interest on, the Loan shall be evidenced by the Note (as defined below). The proceeds of the Loan shall be used (i) to satisfy the existing indebtedness of the Company to Fernwood Partners, LLC, which indebtedness is evidenced by that certain Promissory Note previously executed by the Company in the original principal amount of $1,125,000, (ii) for payment of Lender's expenses pursuant to Section
                                                                        -------
17 hereof, and (iii) for general corporate purposes.
--

2.   Promissory Note

     The Company hereby covenants and agrees to issue a convertible promissory note in the form of Exhibit A hereto to the Lender (the "Note") in the principal
                    ---------
amount of the Loan. The Note will be secured by all of the Company's assets pursuant to a Security Agreement in the form of Exhibit B hereto. The Note will
                                                ---------
only be subordinated in right of payment to the Senior Debt (as defined below) of the Company.

     The Note will mature on June 30, 2002. The Note will bear interest at the rate of 11.5% per annum from the date of issuance. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued interest shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 1999, to the entity or persons in whose name the Note is issued; except that interest accruing from the date of issuance of the Note through July 1, 2000 shall be compounded quarterly on January 1, April 1, July 1 and October 1, commencing October 1, 1999, and added to the principal amount of the Note. Any amount of principal or interest not paid when due (whether at the stated due date, at maturity, upon acceleration, or otherwise) shall thereafter bear interest until paid in full at the rate of 17.5% per annum. The Note may be presented for transfer or exchange at the office of the Company, which office is currently located at 2000 West Commercial Blvd., Suite 200, Ft. Lauderdale, Florida 33309. No service charge will be made for transfer or exchange of the Note.

3.   Conversion Rights

     The Lender will have the right ("Conversion Right"), at the Lender's option, to convert all or any portion of the principal and accrued interest of the Note into fully paid and
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nonassessable shares of the Company's Common Stock ("Common Stock"). The number of shares of Common Stock into which the Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount of the Note, together with all accrued interest to the date of conversion, by the conversion price in effect at the time of conversion (the "Conversion Price"). The Conversion Price shall be equal to One Dollar ($1.00), subject to adjustment in accordance with the terms of the Note.

     Upon conversion of the Note, the Lender will have and be entitled to exercise the registration rights granted pursuant to Section 13 of this
                                                     ----------
Agreement with respect to the shares of Common Stock issued upon conversion of the Note.

4.   Warrant Rights

     The Company will grant the Lender a Common Stock Purchase Warrant (the "Warrant") in the form of Exhibit C hereto that is exercisable into the number
                          ---------
of shares of Common Stock equal to the aggregate dollar amount of the Loan (rounded to the nearest dollar) (the "Exercise Shares"). The Warrant shall have an exercise price of $2.00 per share (the "Exercise Price"). The number of Exercise Shares and the Exercise Price shall be subject to adjustment in accordance with the terms of the Warrant. The Warrant shall have a term of five
(5) years.

     Upon exercise of the Warrant, the Lender will have and be entitled to exercise the registration rights granted pursuant to Section 13 of this
                                                     ----------
Agreement with respect to the shares of Common Stock issued upon exercise of the Warrant.

5.   Subordination

     The Note is a secured obligation of the Company, in priority second only to the existing indebtedness of the Company to Coast Business Credit, a division of Southern Pacific Bank (the "Senior Debt"). The Note shall be subordinated in right of payment to the Senior Debt. The Lender agrees to execute any subordination agreement reasonably requested by any holder of the Senior Debt.

     No payment may be made by the Company on account of the principal of and interest on the Note, unless and until the principal of and interest of the Senior Debt is either current or until such payment default has been cured or waived or otherwise has ceased to exist.

     Upon any distribution of assets of the Company or upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Debt will first be entitled to receive payment in full (or have such payment duly provided for) before the Lender is entitled to receive any payment on account of the principal of, premium, if any, or interest on, the Note and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the Lender would be entitled (by setoff or otherwise), except for the subordination provisions contained in this Agreement, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the lenders of Senior Debt or their representative to the extent necessary to make payment in full of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company shall be received by the Lender at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the holders of Senior Debt, and shall be paid or delivered by the Lender, as the case may be, to the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.

     No provision contained in this Agreement or the Note will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of and premium, if any, and interest on the Note as and when the same shall become due and payable. The subordination provisions of this Agreement and the Note will not prevent the occurrence of any default or event of default under this Agreement or the Note or limit the rights of the Lender, subject to the preceding paragraphs, to pursue any other rights or remedies with respect to the Note.

6.   Conversion at the Company's Option

     At the option of the Company, the Note may be converted into shares of Common Stock at the Conversion Price if (i) shares of the Common Stock close at a price in excess of Four Dollars ($4.00) per share for ninety (90) consecutive trading days, and (ii) the shares of Common Stock into which the Note is converted are fully registered under the Securities Act of 1933, as amended (the "Securities Act"), and freely transferrable.

7. Acceleration of the Note at the Option of the Lender Upon a Change of Control

     In the event that a Change of Control (as defined in the Note) has occurred, the Lender will have the right, in its sole discretion, to declare the entire principal amount and accrued interest of the Note immediately due and payable.

8.   Events of Default and Remedies

     The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Company shall give the Lender immediate notice thereof: (a) the failure of the Company to make any payment of principal or interest under the Note when due, (b) the Company becomes subject to any bankruptcy, insolvency, receivership or debtor relief proceedings and, in the case of any such proceedings initiated against the Company, the same have not been discharged within sixty (60) days after institution, (c) the Company makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, (d) the Company fails to comply with or perform any covenant, agreement or condition of this Agreement or any other Loan Document, (e) any statement, representation or warranty in any of the Loan Documents is false, misleading or erroneous in any material respect on the date thereof, and such statement, representation or warranty is not made true and correct (as of the time such corrective action is taken) within the applicable grace period (if any) provided for in such Loan Document, (f) the occurrence of any event or condition deemed to be a default under or as defined in any other Loan Document, or (g) the Company breaches of defaults under any material contract or obligation which has or may reasonably be expected to have a material adverse effect on the business or operations of the Company, including, with limitation, a default by the Company under the Senior Debt; provided, however, the Lender acknowledges that as of the date hereof, the Company is in default under the Senior Debt for failure to timely file the reports listed on Exhibit D. For purposes of this Agreement, the term "Loan Documents" shall mean
---------
this Agreement and the other documents and agreements executed in connection herewith (as the same may be further amended, supplemented, restated or otherwise modified from time to time), including, without limitation, the Note, the Warrant and the Security Agreement.

     If an Event of Default occurs then all principal and accrued interest on the Note will be immediately due and payable without any declaration or other act on the part of the Lender. The Lender is authorized to rescind such acceleration if all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Note that has become due solely by such acceleration, has been cured or waived; provided, however, the Lender shall have no obligation to rescind any such acceleration or waive any Event of Default.

9.   Conditions Precedent to Obligations of Lender

     The obligations of the Lender to make the Loan is subject to the satisfaction of the following conditions precedent:

     A. The Company shall have procured loans in the aggregate principal amount of at least $250,000 from certain employees, officers or members of the Company's Board of Directors, which loans shall be evidenced by convertible promissory notes of the Company, the terms of which shall be identical to the
Note issued to the Lender hereunder. The employees, officers or members of the Company's Board of Directors who make such loans shall be granted warrants to purchase Common Stock of the company on the same terms as the Warrant granted to the Lender hereunder.

     B.  Except as disclosed in Exhibit D hereof, the Company shall have filed
                                ---------
all reports required to be filed pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     C. If required, the Company shall have obtained the written consent of Coast Business Credit to the Company's use of a portion of the proceeds of the Loan to satisfy the existing indebtedness of the Company to Fernwood Partners, LLC.

10.  Covenants of the Company

     In order to induce the Lender to enter into this Agreement and to make the Loan, the Company covenants and agrees as follows:

     A.  Payment and Performance. The Company will pay all amounts due under the
         -----------------------
Note in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition of this Agreement or any other Loan Document. The Company will cause each of its subsidiaries to observe, perform and comply with every such term, covenant and condition.

     B.  Books, Financial Statements and Reports. The Company will at all times
         ---------------------------------------
maintain materially accurate books of account and records and will furnish the following statements and reports to Lender at the Company's expense:

         (1) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, consolidated financial statements of the Company together with all Note thereto, prepared in reasonable detail in accordance with generally accepted accounting principles ("GAAP"), together with an unqualified opinion (except for qualification due to preexisting class action matters), based on an audit using generally accepted auditing standards, by Price Waterhouse Coopers, or other independent certified public accountants selected by the Company and reasonably acceptable to the Lender.

         (2) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, the Company's consolidated and consolidating balance sheet as of the end of such fiscal quarter and consolidated and consolidating statements of the Company's earnings and cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

         (3) As soon as available, and in any event within twenty-one (21) days following the end of each calendar month, the Company's consolidated and consolidating balance sheet as of the end of such month and consolidated and consolidating statements of the Company's earnings and cash flow for the period from the beginning of the then current fiscal year to the end of such month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

         (4) As soon as available, and in any event within five (5) business days following the end of each week, the Company's consolidated and consolidating statement of the Company's cash flow for such week; provided, however, that this obligation shall cease as soon as the Company is profitable for two (2) consecutive quarters.

         (5) Monthly receivable agings, aged by invoice date, and by due date, within ten (10) days after the end of each month.

         (6) Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within ten (10) days after the end of each month.

         (7) All such other reports with respect to the Company (including budgets, sales projections, operating plans and other financial documentation), as the Lender shall from time to time reasonably specify subject to limitations of applicable federal and state securities laws.

     C.  Senior Debt. The Company covenants and agrees that it will not borrow
         -----------
from and be indebted to Coast Business Credit, a division of Southern Pacific Bank, or any affiliate thereof, or any other lender (beside the Lender), which collectively equals an amount which in the aggregate exceeds $2,500,000.

     D.  Other Information and Inspections. The Company will furnish to the
         ---------------------------------
Lender any information which the Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of this Agreement or any other Loan Document, or any matter in connection with the Company's businesses and operations. Upon reasonable notice, the Company will permit representatives appointed by the Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other persons) to visit and inspect during normal business hours the Company's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain. The Lender agrees to maintain the confidentiality of all such information disclosed to it and agrees and acknowledges that it will not directly or indirectly trade in any of the Company's securities during any period in which it has material information relating to the Company which is not publicly available.

     E.  Notice of Material Events and Change of Address. The Company will
         -----------------------------------------------
promptly notify the Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (1) the occurrence of any material adverse change in the business or operations of the Company;

         (2) the occurrence of any Event of Default of which it has knowledge;

         (3) the acceleration of the maturity of any indebtedness owed by the Company or of any default by the Company under any material indenture, mortgage, agreement, contract or other instrument to which it is a party of which it has knowledge; and

         (4) any filing of any suit or proceeding against the Company having a claim or potentially a claim of $100,000 or more.

     F.  Payment of Taxes, etc.  The Company will (a) timely file all required
         ----------------------
tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property unless contested in good faith; and (c) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP.

     G.  Agreement to Deliver Security Documents. The Company agrees to deliver
         ---------------------------------------
and to further secure the Note whenever requested by the Lender, in its sole and absolute discretion, with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance reasonably satisfactory to the Lender for the purpose of granting, confirming, and perfecting liens or security interests in any real or personal property now owned or hereafter acquired by the Company.

     H.  Perfection and Protection of Security Interests and Liens. The Company
         ---------------------------------------------------------
will from time to time deliver to the Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Company in form and substance reasonably satisfactory to the Lender.

     I.  Reporting Requirements. The Company will file in a timely manner the
         ----------------------
reports required to be filed by it under the Securities Act, the Exchange Act, and the rules and regulations adopted by the Commission thereunder, and will take such further action as the Lender may reasonably request, all to the extent required from time to time to enable the Lender to sell within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the reasonable request of the Lender, the Company will deliver to the Lender a written statement as to filings made by the Company with the Commission.

     J.  Reporting Under Section 13. The Company covenants and agrees that it
         --------------------------
will provide to the Lender any information required for the preparation and filing of a schedule by the Lender pursuant to Section 13 of the Exchange Act, and that the Company will assume any and all costs incurred by the Lender as the result of the preparation and filing of such schedule.

     K.  Maintenance of Insurance. The Company shall (a) maintain with
         ------------------------
financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the date hereof, (b) maintain the Lender as a named additional insured and loss payee, subordinated to the Senior Debt, in respect of such insurance, and (c) furnish to the Lender from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Lender may request.

     L.  Liens. The Company shall not create, incur, assume or suffer to exist,
         -----
directly or indirectly, any lien, encumbrance, pledge, assignment, preference, priority or other security interest of any kind whatsoever (collectively, a "Lien") on any of the Collateral (as defined in the Security Agreement), other than:

         (1) Liens in favor of (a) the holder of the Senior Debt existing on the date hereof, (b) the Lender pursuant to the terms hereof and the other Loan Documents, and (c) the persons or entities who have loaned money to the Company on the date hereof, are a party to the Security Agreement and are listed on Exhibit E attached hereto;
---------

         (2) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (3) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted; and

         (4) Liens created pursuant to capitalized leases and to secure other purchase money indebtedness, provided that such Liens are only in respect of the
                             --------
property or assets subject to, and secure only, the respective capitalized lease or other purchase money indebtedness.

     M.  Advances, Investments and Loans.  The Company shall not lend money or
         -------------------------------
credit or make advances to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

         (1) accounts receivable owned by the Company if created in the ordinary course of the business of the Company and payable or dischargeable in accordance with customary trade terms; and

         (2) loans and advances by the Company to its employees in the ordinary course of its business not exceeding $25,000 in the aggregate at any one time outstanding.

     N.  Dividends. Except for any liability arising from the class action
         ---------
litigation described on Exhibit H hereof, the Company shall not declare or pay
                        ---------
any dividends (other than dividends payable solely in Common Stock) or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or set aside any funds for any of the foregoing purposes.

     O.  Financial Covenants. So long as any principal of or interest on any of
         -------------------
the Note shall remain unpaid, the Company will:

         (1) Maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities (excluding the Note, the notes issued to the persons or entities listed on Exhibit E hereto and the Senior Debt) at all times of not
                   ---------
less than 1:1; and

         (2) Maintain the Net Worth of the Company and its subsidiaries, on a consolidated basis, at all times in an amount of at least One Dollar ($1.00).

     The term "Consolidated Current Assets" shall mean all assets that as of the date of determination thereof and in accordance with GAAP, consistently applied, should be classified as current assets on a consolidated balance sheet of the Company and its subsidiaries. The term "Consolidated Current Liabilities' shall mean all liabilities that as of the date of determination thereof and in accordance with GAAP, consistently applied, should be classified as current liabilities on a consolidated balance sheet of the Company and its subsidiaries. The term "Net Worth" shall mean the difference between the total assets (including intangibles) and total liabilities (excluding subordinated indebtedness, if any, and Preferred Stock and shareholders' equity) as shown on a balance sheet of the Company and its subsidiaries on a consolidated basis, prepared in accordance with GAAP, consistently applied.

     P.  Litigation Cooperation.  Should any third party suit or proceeding be
         ----------------------
initiated by or against the Lender with respect to any Collateral (as defined in the Security Agreement) or relating to the Company, the Company shall, without expense to the Lender, make available to the Lender the Company's officers, employees and agents and the Company's books and records, to the extent that the Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     Q.  Rights and Warrants. Except for the warrants issued (i) to the Lender,
         -------------------
(ii) to the persons or entities listed on Exhibit E in connection with this
                                          ---------
Agreement, and (iii) in connection with the class action litigation described on

Exhibit H hereof, during any fiscal year of the Company, the Company shall not
---------
issue any rights or warrants which collectively entitle the holders thereof to subscribe for or purchase shares of any class of the Company's capital stock in excess of 500,000 shares of the Company's capital stock, plus the unexercised portion of the outstanding rights and warrants that expire, are forfeited or otherwise terminate during such fiscal year. Further, the Company shall not amend, alter or otherwise modify any agreement or option entitling the holder thereof to subscribe for or purchase shares of any class of the Company's capital stock.

     R.  SEC Filings. On or before August 31, 1999, the Company will file with
         -----------
the Commission its Form 10-K for its fiscal year ended June 30, 1999. On or before September 15, 1999, the Company will file with the Commission its Form 10-Qs for the quarters ended September 30, 1998, December 31, 1998, and March 31, 1999.

     S.  Senior Debt Restructuring.  The Company shall use its best efforts to
         -------------------------
have the Senior Debt restructured on the terms set forth on Exhibit F hereto on
                                                            ---------
or before September 7, 1999. In the event the Senior Debt is not restructured on such terms by such date, Lender may, in its sole discretion, advance to the Company funds necessary to satisfy the Senior Debt (the amount required to satisfy the Senior Debt, including all fees and expenses related thereto, if any, is referred to herein as the "Payoff Amount"; provided, however, the Payoff Amount shall not include the Secured Term Loan No. 1 in the principal amount of $650,000 which amount will be repaid to Coast Business Credit ("Coast") through the use of the cash balance that is held by Coast as security for the Secured Term Loan No. 1). The Payoff Amount shall be paid directly to the holder of the Senior Debt, on behalf of the Company, and shall be deemed an additional loan to the Company hereunder. Upon satisfaction of the Senior Debt, the Company shall terminate the Loan Agreement with the holder of the Senior Debt and take whatever action is necessary to have the security interest granted to the holder of the Senior Debt released. Upon satisfaction of the Senior Debt, the Company shall execute and deliver to the Lender (i) a convertible promissory note, the terms and conditions of which shall be identical to the Note, in the principal amount of the Payoff Amount, and (ii) a Common Stock Purchase Warrant, the terms and conditions of which shall be identical to the Warrant, exercisable into the number of shares of Common Stock equal to the aggregate dollar amount of the Payoff Amount (rounded to the nearest dollar). Upon satisfaction of the Senior Debt, Lender shall have a first-priority perfected security interest in the Collateral (as defined in the Security Agreement). Upon satisfaction of the Senior Debt, Sections 5 and 10.C of this Agreement shall be deleted in their
             ----------     ----
entirety.

11.  Representations and Warranties of the Company

     The Company makes the following representations and warranties:

     A.  Corporate Status. The Company (i) is a duly organized and validly
         ----------------
existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, and (iii) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in every foreign jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

     B.  Authority.  The executive officers executing the Loan Documents have
         ---------
the full authority of the Company and its Board of Directors to accept and bind the Company to the terms and conditions of this Agreement, the other Loan Documents and all exhibits attached hereto and thereto.

     C.  Capitalization.  The authorized capital stock of the Company consists
         --------------
of 20,000,000 shares of Common Stock, having a par value of $.01 per share and 5,000,000 shares of Preferred Stock, having a par value of $.01 per share (the "Preferred Stock").

     D.  Options and Rights. Except as set forth on Exhibit G hereto, no person
         ------------------                         ---------
has any agreement or option or any right or privilege (whether by or at law, preemptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares of Common Stock or Preferred Stock.

     E.  Common Stock. As of the date hereof, there were 9,089,101 shares of
         ------------
Common Stock issued and outstanding and 13,661,968 shares of Common Stock reserved for issuance upon the exercise of options or warrants or upon the conversion of convertible securities. All of such outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the Note and/or exercise of the Warrant will be upon issuance, fully paid and nonassessable. Each share of Common Stock has an equal and ratable right to receive dividends when, as and if declared by the Board of Directors of the Company out of assets legally available therefor. The Company is subject to certain restrictions on the payment of dividends on, and the repurchase or redemption of, the Common Stock under the provisions of the Senior Debt. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities. The holders of Common Stock have no preemptive, subscription, conversion or redemption rights, and are not subject to other calls or assessments by the Company. There are no sinking fund provisions applicable to the Common Stock. Each share of Common Stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Holders of Common Stock have no right to cumulate their votes in the election of directors. As of the date hereof, there are no shares of Preferred Stock issued or outstanding.

     F.  No Violation. Neither the execution, delivery or performance by the
         ------------
Company of this Agreement or the other Loan Documents, nor compliance by it with the terms and provisions hereof and thereof, nor the consummation of the transactions contemplated herein and therein, (i) will contravene any applicable provisions of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provisions of the Certificate of Incorporation or By-Laws of the Company.

     G.  Company Filings. Except as disclosed on Exhibit D hereof, the Company
         ---------------                         ---------
represents and warrants that it has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to the Lender, that were required to be filed with (a) the Commission, and (b) any other federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "Company Filings". As amended, restated or, with respect to the financial statements contained therein, corrected in a subsequent filing, each of the Company Filings (a) was true and complete in all material respects, and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

     H.  Transfer Agent and Registration.  The Company represents and warrants
         -------------------------------
that the Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, and further covenants and agrees to notify the Lender in writing within ten (10) days of any change of the Transfer Agent or Registrar.

     I.  Financial Statements; Financial Condition; Etc. The financial
         ----------------------------------------------
statements contained in the Company Filings, as amended, restated or corrected in a subsequent filing, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the Note thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. The Company has no material liability (contingent or otherwise) not reflected in such financial statements or in the Note thereto.

     J.  Litigation. Except as set forth on Exhibit H hereof, there are no
         ----------                         ---------
actions, suits or proceedings pending or threatened (i) with respect to this Agreement or the other Loan Documents or any of the transactions contemplated herein or therein, or (ii) that could, individually or in the aggregate, result in a material adverse effect upon the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company, or the ability of the Company to perform, or of the Lender to enforce, any of the Loan Documents.

     K.  Title to Property. The Company is and shall be the owner of the
         -----------------
Collateral (as defined in the Security Agreement), with good and valid title thereto, free and clear of all encumbrances, liens or security interests other than the security interest granted to Coast Business Credit and the security interest granted to the Lender pursuant to the Security Agreement.

     L.  Compliance with Securities Laws. The Company represents and warrants
         -------------------------------
that the concurrent issuance of convertible promissory notes and warrants to the Company's employees, officers and members of the Company's Board of Directors who have made loans to the Company does not violate the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, or any applicable state securities laws or regulations (collectively, the "Securities Laws"), except where such violation would not have a material adverse effect on the Company. For purposes of this Section 11.L, the phrase "material adverse effect" shall mean any payments made by the Company (including recission payments) to the persons or entities listed on Exhibit E hereof resulting from a violation of
                                  ---------
the Securities Laws, which payments are equal to or greater than $20,000 to any one such person or entity, or $75,000 in the aggregate.

12.  Representations and Warranties of the Lender

     The Lender makes the following representations and warranties:

     A.  Investment Purpose. The Lender is acquiring the Note and the Warrant
         ------------------
and the shares of Common Stock issuable upon conversion or exercise thereof, for its own account, for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

     B.  Accredited Investor Status. The Lender is an "accredited investor" as
         --------------------------
that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     C.  Reliance on Exemptions. The Lender understands that the Note and the
         ----------------------
Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability, of such exemptions.

     D.  Information. The Lender and its advisors, if any, have been furnished
         -----------
with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note and Warrant which have been requested by the Lender or its advisors. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Lender believe to be satisfactory answers to any such inquiries. The Lender understands that its investment in the Note and Warrant involves a significant degree of risk. The Lender further acknowledges receipt of the "Risk Factors" supplement attached hereto.

     E.  Governmental Review. The Lender understands that no United States
         -------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Note and the Warrant.

     F.  Transfer or Resale. The Lender understands the limitations on resale or
         ------------------
transfer of the Note and the Warrant incorporated herein and those additional restrictions applicable pursuant to securities laws.

     G.  Legends. The Lender understands that the Note and Warrant and, until
         -------
such time as the shares of Common Stock issuable upon the conversion or exercise of the Note and/or Warrant have been registered under the Securities Act as contemplated herein, such shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless s old pursuant to Rule 144 under said Act."

13.  Registration Rights

     A.  Form S-3. Notwithstanding any provisions contained in this Agreement or
         --------
any other document to the contrary, the Company shall cause a registration statement under Form S-3 to be filed with the Securities and Exchange Commission ("Commission") permitting the resale of the shares issuable upon conversion of the Note and/or the exercise of the Warrant (collectively the "Registrable Securities"). The Lender agrees and acknowledges that the Company has advised the Lender that it is presently not eligible to utilize Form S-3 because, among other reasons, of its failure to timely file its Form 10-K for its fiscal year ended on June 30, 1998, and its Form 10-Qs for its fiscal year ended on June 30, 1999. The Lender further acknowledges that the Company will not be eligible to use a Form S-3 for at least one year after it has filed such Form 10-K, provided that it otherwise meets the "registration eligibility" requirements set forth in the general instructions to Form S-3. The parties agree that the Company shall not be required to register any Registrable Securities except (i) pursuant to a Form S-3, as and when available to the Company, (ii) pursuant to the demand registration granted below, and (iii) pursuant to the piggyback registration rights granted below. Additionally, the Company acknowledges that Lender may at its option convert the Note and/or exercise the Warrant into non-registered shares of the Company.

     B.  Demand Registration. To the extent not otherwise registered, after one
         -------------------
year from the date hereof the Lender shall have the right to demand from the Company, at its expense, a registration of shares issuable upon conversion of the Note and/or exercise of the Warrant pursuant to a Form S-1. If the Company shall receive a written request from the Lender that the Company file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of at least 500,000 Registrable Shares (subject to adjustment for stock splits, stock dividends, recapitalizations, and other reorganizations), then the Company shall within five (5) days after the Company receives such written request to file a registration statement use its best efforts to cause to be registered under the Securities Act the Registrable Shares which the Company has been so requested to register. Any request for registration under this Section 13.B must be for a
                                                  ------------
firmly or best efforts underwritten public offering to be managed by an underwriter or underwriters of recognized national standing selected by the Lender. A registration requested pursuant to this Section 13.B will not be
                                                  ------------
deemed to have been effected unless it has become effective.

     C.  Piggyback Registration. Subject to the limitations set forth in this
         ----------------------
Section 13.C, if the Company shall propose to issue and register shares of its
------------
equity securities on its own behalf or to register equity securities on behalf of any holder of its equity securities under the Securities Act, the Company shall give written notice as promptly as possible of such registration to each of the holders of the Note and the Warrant (which notice shall include the anticipated filing date of the Registration Statement and the number of its equity securities proposed to be included in the Registration Statement), and will use its best efforts to include in the offering such amount of the Registrable Securities as any such holder (a "Participating Holder") shall request to be included by written notice to the Company received within fifteen
(15) days after receipt of the Company's notice, upon the same terms (including the method of distribution) as the equity securities being sold by the Company or any such holder pursuant to any such offering (a "Piggyback Registration").

         (i) Requirements of Request. Each request delivered to the Company
              -----------------------
pursuant to this Section 13.C shall: (i) specify the amount of Registrable
                 ------------
Securities intended to be offered and sold by the Participating Holder; and (ii) contain the undertaking of the Participating Holder to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the commission and state securities and "blue sky" laws and to obtain acceleration of the effective date of the Registration Statement.

         (ii) Limitations on Incidental Registrations. The obligations of the
              ---------------------------------------
Company to cause Registrable Securities to be registered pursuant to this

Section 13.C are subject to each of the following limitations, conditions and
------------
qualifications:

              (a) The Company shall not be required to give notice or include Registrable Securities in any registration if the proposed registration is primarily: (A) a registration of a stock option, thrift, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan;
(B) a registration of securities proposed to be issued in connection with a dividend reinvestment plan or stock purchase plan; (C) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; (D) a registration of securities to be offered by the Company to its then existing security holders; or (E) a registration of securities which is a combination of any of the above.

              (b) If the Company is advised by the managing underwriter or its investment banking firm if the offering is not underwritten, that the inclusion of Registrable Securities may, in the opinion of such underwriter or investment banking firm, as the case may be, materially adversely affect the successful marketing of the securities proposed to be offered by the Company, the number of shares of Registrable Securities to be included in the offering shall be reduced or eliminated to the extent necessary as shall be reasonably determined by such underwriter or investment banker, as the case may be, in good faith; provided that as to the Participating Holders, such reduction shall be pro rata with respect to all securities to be sold by persons other than the Company; and, provided, further, that in such event, the Participating Holders shall have the right to withdraw their requests to participate in the offering.

              (c) The Company may, in its sole discretion and without the consent of or prior notice to any Participating Holder, withdraw such registration statement and abandon the proposed offering in which the Participating Holder had requested to participate at any time.

     D.  Prohibited Sales of Securities. Notwithstanding the foregoing, the
         ------------------------------
Company shall have the right to prohibit the sale of Registrable Securities pursuant to any Registration Statement filed pursuant to this Section 13, upon
                                                              ----------
notice to the applicable holder (i) if in the opinion of counsel for the Company, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed, provided that the Company shall use its best efforts to minimize the period of time in which it shall prohibit the sale of any shares of Registrable Securities pursuant to this clause (i), (ii) during the period starting with the date 10 days prior to the Company's estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company initiated registration in which the person requesting registration is entitled to participate in accordance with the provisions of this Section 13 hereof, or such longer post-effective periods as
                   ----------
may be reasonably required by the underwriter or underwriters if such offering is underwritten, or (iii) upon the happening of any event, as a result of which the Prospectus under the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall promptly provide the person requesting registration with revised or supplemental prospectuses and such person shall promptly take action to cease making any offers of the Registrable Securities until receipt and distribution of such revised or supplemental prospectuses).

14.  Indemnification

     The Company shall pay, indemnify, defend, and hold the Lender and its shareholders, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified

Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the Loan provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The Company shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that has resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Note.

15.  Governing Law

     This Agreement shall be governed by the laws of the State of Connecticut, without regard to conflict of law principles.

16.  Notice

     Any notice or communication required to be given hereunder shall be deemed effectively given when personally delivered, when received by receipted overnight delivery, or five (5) days after being deposited in the U.S. mail, with postage prepaid thereon, certified registered mail, return receipt requested, addressed as follows:

     To the Lender:  Fernwood Partners II, LLC
                     100 First Stamford Place, Suite 625
                     Stamford, Connecticut 06902
                     Attn: Richard L. Scott

     To Company:     CyberGuard Corporation
                     2000 W. Commercial Blvd., Suite 200
                     Fort Lauderdale, Florida 33309

17.  Expense Reimbursement

     On the date the Loan is funded, the Company agrees to pay all of Lender's legal expenses and out-of-pocket expenses related to the proposed transaction with the proceeds of the Loan, up to a maximum aggregate amount of $30,000. Subsequent to the date the Loan is funded, the Company agrees to pay on demand all reasonable expenses of the Lender (including the reasonable fees and out-of-pocket expenses of counsel to the Lender) in connection with the negotiation, preparation, execution and delivery of any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document, as well as in connection with the enforcement of the obligations represented by this Agreement or any other Loan Document.

18.  Partial Invalidity

     If any provision of this Agreement or the application thereof to any party or circumstances is held to be invalid or unenforceable, the remainder of this Agreement and the application of any such provision to other parties or circumstances shall not be affected thereby, the provisions of this Agreement being severable in any such instance. No invalid provision hereof shall affect or impair any other provision of this Agreement.

19.  Amendments

     Any amendment or modification to this Agreement shall not be effective unless signed in writing by the parties hereto.

20.  Headings; Construction

     The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof, words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.

21.  Successors and Assigns

     All of the covenants, stipulations, promises, and agreements of this Agreement shall bind the parties' successors and assigns, whether so expressed or not; provided, however, that the Company may not, without the prior consent of the Lender, assign any rights, duties, or obligations under this Agreement.

22.  No Oral Agreements

     This Agreement and the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

23.  Public Announcements

     The Company shall not release, publish, or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of Lenders, except for information, press releases and filings required in connection with securities and other laws.

24.  Waiver of Trial by Jury

     The Parties hereby irrevocably waive any and all rights they may have to demand that any action, proceeding or counterclaim arising out of or in any way related to this Agreement be tried by jury. This waiver extends to any and all rights to demand a trial by jury arising from any source including, but not limited to, the Constitution of the United States or any state therein, common law or any applicable statute or regulations. The parties acknowledge that they are knowingly and voluntarily waiving their right to demand trial by jury.

25.  Survival

     All representations and warranties made under this Agreement and all statements, certifications and other information provided in or pursuant to this Agreement or any other Loan Document shall be deemed to be made, and shall be true and correct, as of the date hereof and shall survive, and not be waived by, the execution hereof by the Lender or any investigation or inquiry of the Lender.

26.  Counterparts

     This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                                                          SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 26th day of August, 1999.

                              COMPANY:
                              CyberGuard Corporation


                              By:   /s/ David R. Proctor
                                 --------------------------------------------
                              Its:  CEO
                                  -------------------------------------------

                              LENDER:
                              Fernwood Partners II, LLC


                              By:   /s/ Richard L. Scott
                                 --------------------------------------------
                              Its:  Member
                                  -------------------------------------------